Exhibit 99.1

Aadi Bioscience Announces Leadership Transition

LOS ANGELES, CA, March 3, 2023 – Aadi Bioscience, Inc. (NASDAQ: AADI), a commercial-stage biopharmaceutical company focused on precision therapies for genetically-defined cancers with alterations in mTOR pathway genes, today announced that Brendan Delaney has resigned for personal reasons from his position as Chief Executive Officer, President, and member of the Board of Directors of the Company. Scott Giacobello, currently the Company’s Chief Financial Officer, has been appointed to serve as Interim Chief Executive Officer and President in addition to his current responsibilities. In addition, Neil Desai, Ph.D., the Founder of Aadi Bioscience and its President and CEO prior to Mr. Delaney, continues to serve as the Executive Chairman and a member of the Board of directors and will assist with the leadership transition. The Board of Directors has initiated an executive search for a replacement CEO.

“Supported by a strong and experienced team, Aadi continues to drive forward the development of FYARRO nab-sirolimus in solid tumor patients with TSC1 and TSC2 inactivating mutations, as well as continuing to serve patients with PEComa. Mr. Giacobello has played a critical role in crafting our corporate and financial strategy and I look forward to his continued leadership as we conduct a search for a permanent CEO,” said Caley Castelein M.D., Chairman of the Board of Directors.

Mr. Giacobello said, “I look forward to my continued work with the Aadi board and management team, executing on our mission of developing FYARRO for significant unmet needs in oncology. We have a well-defined strategy and a strong financial position and are enthusiastic about the opportunities that lie ahead.”

Prior to joining Aadi in 2021, Mr. Giacobello’s background included fulfilling key financial and operational roles with a long history of leadership in commercial stage growth companies. He played a key role in the buildout of U.S. operations and commercial readiness in his role as CFO at GW Pharmaceuticals, leading the Company’s financial strategy and raising more than $620 million ahead of their acquisition by Jazz Pharmaceuticals in 2021. He had previously served as the CFO of Chase Pharmaceuticals prior to their acquisition by Allergan, where he served in executive roles in corporate finance and global research and development.

About Aadi Bioscience

Aadi is a commercial-stage biopharmaceutical company focused on precision therapies for genetically defined cancers to bring transformational therapies to cancer patients with mTOR pathway driver alterations. Aadi received FDA approval and has commercialized FYARRO® for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (PEComa).

Aadi has also initiated PRECISION 1, a Phase 2 tumor-agnostic registration-intended trial in mTOR inhibitor-naïve malignant solid tumors harboring TSC1 or TSC2 inactivating alterations. More information on the Company’s development pipeline is available on the Aadi website at www.aadibio.com and connect with us on Twitter and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Aadi Biosciences that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company’s current beliefs and expectations; anticipated future growth; the potential commercialization of FYARRO in the tumor agnostic oncology market; expectations regarding management performance following the leadership transition; and the Company’s potential as a commercial precision oncology company. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, those associated with uncertainties associated with the clinical development and regulatory approval of FYARRO in additional indications, including potential delays in the commencement, enrollment and completion of clinical trials for additional indications; the risk that unforeseen adverse reactions or side effects may occur in the course of commercializing, developing and testing FYARRO; and risks related to collaborations with third-parties.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in Aadi’s Quarterly Report on Form 10-Q filed November 9, 2022, and elsewhere in Aadi’s reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 199.

Contact:

Marcy Graham

IR@aadibio.com

###